1140 Pearl Street, Boulder, Colorado 80302

FOR IMMEDIATE RELEASE

Contacts for Incentra:
Investors:
Allen & Caron Inc.
Jill Bertotti
jill@allencaron.com
(949) 474-4300

INCENTRA SOLUTIONS SETS DATE FOR FOURTH QUARTER
AND YEAR-END RESULTS RELEASE AND CONFERENCE CALL

Boulder, CO— March 13, 2008— Incentra Solutions, Inc. (OTCBB: ICNS) will report its financial results for the fourth quarter and year ended December 31, 2007, at 6:00 a.m. Eastern Time on Thursday, March 20, and will host a conference call at 11:30 a.m. Eastern Time that same day.

Conference Call
Toll free dial-in number:  1-800-762-8779
International dial-in number: 1-480-248-5081

Webcast
A live webcast and archive of the call can be accessed at:
www.incentrasolutions.com.

About Incentra Solutions, Inc.
Incentra Solutions, Inc. (OTCBB: ICNS) is a provider of complete IT services and solutions to enterprises and managed service providers in North America and Europe. Incentra’s complete solution includes managed services, professional services, hardware, and software products with the Company’s First Call and Enhanced First Call support services, IT outsourcing solutions and financing options. For more information, visit www.IncentraSolutions.com.

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